Exhibit 32.1

SECTION 1350 CERTIFICATION

     In connection with the Quarterly Report of Huntington Preferred Capital, Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald R. Kimble, President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Donald R. Kimble

Donald R. Kimble
(chief executive officer)
November 12, 2004

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